2311 Highland Avenue South

Birmingham, AL 35205-2972

PO Box 55727

Birmingham, AL 35255-5727

Exhibit 5.5

March 17, 2016

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

Ladies and Gentlemen:

We have acted as special Alabama counsel to the entities listed on Exhibit A attached hereto (each individually, a “Local Entity” and, collectively, the “Local Entities”) and wholly-owned subsidiaries of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $175,000,000 aggregate principal amount of their 7 7⁄8% Senior Notes due 2021 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $175,000,000 aggregate principal amount of the Issuers’ outstanding 7 7⁄8% Senior Notes due 2021 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of May 28, 2013 (as amended from time to time, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Indenture, (ii) the articles of organization or articles of incorporation of each Local Entity, as applicable, the operating agreement or bylaws, as applicable, and the written consents, resolutions and authorizations of each Local Entity, as applicable, identified on Exhibit B attached hereto, as certified by the secretary or another officer of such Local Entity (collectively, the “Entity Documents”), (iii) the certificates of existence issued by the Alabama Secretary of State and the Certificates of Compliance issued by the Alabama Department of Revenue for each Local Entity, as applicable, identified on Exhibit C attached hereto

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March 17, 2016

(collectively, the “Alabama Certificates”), and (iv) such other documents as we considered appropriate as a basis for the opinions set forth below. We have also reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and we have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to Local Entities, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on representations from officers of the Local Entities and certificates from such officers and from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete.

Based on the foregoing and the qualifications and limitations set forth below, we are of the opinion that:

1.	Each Local Entity is validly existing and in good standing under the laws of the State of Alabama.

2.	As of the date of the Indenture, each Local Entity had all limited liability company or corporate power and authority to execute and deliver the Indenture, and as of the date hereof each Local Entity has all limited liability company or corporate power and authority to perform its obligations thereunder.

3.	All necessary action has been taken on the part of each Local Entity to authorize the execution and delivery of the Indenture and the performance by such Local Entity of its obligations thereunder (including its Guarantee as provided therein).

4.	The Indenture has been duly executed and delivered by each Local Entity to the extent that execution and delivery are governed by the laws of the State of Alabama.

The opinions set forth in paragraph 1 above are based solely on our review of the Alabama Certificates.

The opinions set forth in paragraphs 2, 3 and 4 above are based solely on our review of the Indenture and the Entity Documents.

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March 17, 2016

The opinions expressed herein are limited in all respects to the laws of the State of Alabama, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

You may rely on this opinion in connection with your opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sirote & Permutt, P.C.

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EXHIBIT A

LOCAL ENTITIES

StoneMor Alabama Subsidiary, Inc., an Alabama corporation

StoneMor Alabama LLC, an Alabama limited liability company

The Valhalla Cemetery Company, LLC, an Alabama limited liability company

The Valhalla Cemetery Subsidiary Corporation, an Alabama corporation

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EXHIBIT B

ENTITY DOCUMENTS

(a)	Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of the Partnership listed in Schedule A attached thereto (other than StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc. and Osiris Holding of Maryland Subsidiary, Inc.) pertaining to the Indenture and other matters as more particularly set forth therein, dated as of May 13, 2013; and

(b)	Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of the Partnership listed in Schedule A attached thereto (other than StoneMor Operating LLC and Cornerstone Family Services of West Virginia Subsidiary, Inc.) pertaining to the Registration Statement and other matters as more particularly set forth therein, dated as of March 16, 2016.

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EXHIBIT C

CERTIFICATES OF EXISTENCE AND

COMPLIANCE FOR THE LOCAL ENTITIES

Local entity	Certificate of Existence from Alabama Secretary of State	Certificate of Compliance from Alabama Department of Revenue
StoneMor Alabama Subsidiary, Inc.	March 11, 2016	March 16, 2016

StoneMor Alabama LLC	March 11, 2016	March 16, 2016

The Valhalla Cemetery Company, LLC	March 11, 2016	March 17, 2016

The Valhalla Cemetery Subsidiary Corporation	March 11, 2016	March 16, 2016

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